UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

PEGASYSTEMS INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Stockholder:

We cordially invite you to attend our 2006 Annual Meeting of Stockholders on Tuesday, May 30, 2006 at One Main Street, Cambridge, Massachusetts. The Meeting will commence at 10:00 a.m., local time.

The following Notice of Annual Meeting of Stockholders and proxy statement describe the items to be considered by our stockholders and contain certain information about Pegasystems and our officers and Directors.

Please sign and return the enclosed proxy card as soon as possible in the envelope provided so that your shares can be voted at the Meeting in accordance with your instructions. Even if you plan to attend the Meeting, we urge you to sign and promptly return the proxy card. You can revoke it at any time before it is exercised at the Meeting, or vote your shares personally if you attend the Meeting.

We look forward to seeing you on May 30, 2006.

Sincerely,

Alan Trefler

Chairman and Chief Executive Officer

April 30, 2006

PEGASYSTEMS INC.

101 Main Street

Cambridge, MA 02142

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on May 30, 2006

To our Stockholders:

The 2006 Annual Meeting of Stockholders of Pegasystems Inc. will be held at One Main Street, Cambridge, Massachusetts, on Tuesday, May 30, 2006 at 10:00 a.m., local time. At the meeting, stockholders will consider and vote on the following matters:

1.	To re-elect six members of the Board of Directors for a one-year term.

2.	To approve the Pegasystems Inc. 2006 Employee Stock Purchase Plan.

3.	To ratify the selection by the Audit Committee of our Board of Directors of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2006.

The stockholders will also act on any other business as may properly come before the meeting.

Stockholders of record at the close of business on April 3, 2006 are entitled to vote at the meeting.

You are cordially invited to attend the meeting in person if possible. Whether you plan to attend the meeting or not, please fill out, sign and date the enclosed proxy we have provided and return it in the envelope enclosed for this purpose. You can change your vote and revoke your proxy at any time before the polls close at the meeting by following the procedures described in the accompanying proxy statement.

By Order of the Board of Directors

Shawn S. Hoyt

General Counsel and Secretary

Cambridge, Massachusetts

April 30, 2006

2006 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

i

PEGASYSTEMS INC.

101 Main Street

Cambridge, MA 02142

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

To be held on May 30, 2006

This proxy statement contains information about the 2006 Annual Meeting of Stockholders of Pegasystems Inc. (the “Annual Meeting”). The Annual Meeting will be held on Tuesday, May 30, 2006, beginning at 10:00 a.m., local time, at One Main Street, Cambridge, Massachusetts. Unless the context otherwise requires, references in this proxy statement to “the Company,” “we,” “us” or “our” refer to Pegasystems Inc.

This proxy statement is furnished in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting and at any adjournment of that meeting. All proxies will be voted in accordance with the instructions they contain. If no instruction is specified on a proxy, it will be voted in favor of Proposals 1, 2 and 3 set forth in the notice of the Annual Meeting. A stockholder may revoke any proxy at any time before it is exercised by giving our Secretary written notice to that effect.

Our Annual Report to Stockholders for the year ended December 31, 2005 is being mailed to stockholders with the mailing of these proxy materials on or about April 30, 2006. The Annual Report does not constitute any part of this proxy statement.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will consider and vote on the following matters:

1.	To re-elect six members of the Board of Directors for a one year term.

Please see the discussion on pages 7-8 of this proxy statement for further information regarding Proposal 1 that our stockholders should consider in determining their vote.

2.	To approve the Pegasystems Inc. 2006 Employee Stock Purchase Plan.

Please see the discussion on pages 22-25 of this proxy statement for further information regarding Proposal 2 that our stockholders should consider in determining their vote.

3.	To ratify the selection by the Audit Committee of our Board of Directors of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2006.

Please see the discussion on page 26 of this proxy statement for further information regarding Proposal 3 that our stockholders should consider in determining their vote.

The stockholders will also act on any other business that may properly come before the Annual Meeting.

Who can vote?

To be able to vote, you must have been a stockholder of record at the close of business on April 3, 2006. This date is the record date for the Annual Meeting.

Stockholders of record at the close of business on April 3, 2006 are entitled to vote at the Annual Meeting. The number of outstanding shares of our common stock entitled to vote at the Annual Meeting is 35,578,723.

How many votes do I have?

Each share of our common stock that you owned on the record date entitles you to one vote on each matter that is before the stockholders at the Annual Meeting.

Is my vote important?

Your vote is important regardless of how many shares you own. Please take the time to vote. Take a moment to read the instructions below.

How can I vote?

If you hold your shares of record, you may vote by mail, or you may vote in person at the Annual Meeting. If your shares are held in “street name” by a bank or brokerage firm, please see the first sentence of the “Can I vote if my shares are held in ‘street name’” section below for instructions regarding how to vote your shares.

Voting by mail. You may vote by completing and signing the proxy card that accompanies this proxy statement and promptly mailing it in the enclosed postage-prepaid envelope. You do not need to put a stamp on the enclosed envelope if you mail it in the United States. The shares you own will be voted according to the instructions on the proxy card you mail. If you return the proxy card but do not give any instructions on a particular matter described in this proxy statement, the shares you own will be voted in accordance with the recommendations of our Board of Directors. The Board of Directors recommends that you vote FOR Proposals 1, 2 and 3.

Voting in person. If you attend the Annual Meeting, you may vote by delivering your completed proxy card in person or you may vote by completing a ballot. Ballots will be available at the Annual Meeting.

Can I change my vote after I have mailed my proxy card?

Yes. You can change your vote and revoke your proxy at any time before the polls close at the Annual Meeting by doing any one of the following things:

•	signing another proxy with a later date;

•	giving our Secretary a written notice before or at the Annual Meeting that you want to revoke your proxy; or

•	voting in person at the Annual Meeting.

Your attendance at the Annual Meeting alone will not revoke your proxy.

Can I vote if my shares are held in “street name”?

If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. To vote your shares, you will need to follow the directions your bank or brokerage firm provides you. Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on your vote instruction form.

If your shares are held in “street name,” you must bring an account statement or letter from your brokerage firm or bank showing that you are the beneficial owner of the shares as of the record date in order to be admitted to the Annual Meeting on May 30, 2006. To be able to vote your shares held in “street name” at the Annual Meeting, you will need to obtain a proxy card from the holder of record.

What will happen if I do not give my bank or brokerage firm instructions on how to vote my shares?

If your shares are held in “street name,” your bank or brokerage firm will be prohibited under applicable regulations from using its discretion to vote your shares on the proposal to approve the Pegasystems Inc. 2006 Employee Stock Purchase Plan. If your bank or broker instructs us that you have not provided instructions on how to vote on that proposal, your shares will be treated as “broker non-votes” with respect to that proposal. However, even if you do not give your bank or broker instructions as to how to vote on the other proposals described in this proxy statement, your bank or broker may be entitled to use its discretion in voting your shares in accordance with industry practice.

What constitutes a quorum?

For business to be conducted at the Annual Meeting with respect to a particular matter, a quorum must be present for that particular matter. For each of the proposals described in this proxy statement, a quorum consists of the holders of a majority of the votes entitled to be cast on the matter (including shares as to which a nominee has no voting authority) at the Annual Meeting, or at least 17,789,362 shares of our common stock.

Shares of common stock represented in person or by proxy (including “broker non-votes” and shares that abstain or do not vote with respect to one or more of the matters to be voted upon) will be counted for the purpose of determining whether a quorum exists. A share once represented for any purpose at the Annual Meeting is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of the meeting unless (1) the stockholder attends solely to object to lack of notice, defective notice or the conduct of the meeting on other grounds and does not vote the shares or otherwise consent that they are to be deemed present, or (2) in the case of an adjournment, a new record date is or will be set for that adjourned meeting.

What vote is required for each item?

Election of Directors. With respect to each of the six nominees for Director, the number of votes cast at the Annual Meeting in favor of such nominee must represent a majority of the votes entitled to be cast in an election of Directors by all issued and outstanding shares of common stock. This means that if any nominee is one of the six nominees receiving the highest number of votes cast at the Annual Meeting, but the number of votes cast for such nominee does not represent a majority of the votes entitled to be cast in an election of Directors by all issued and outstanding shares, such nominee will not be elected as a Director.

Other Matters. The other matters to be voted on at the Annual Meeting, including the approval of the Pegasystems Inc. 2006 Employee Stock Purchase Plan and the ratification of the independent registered public accounting firm, will be approved if the votes cast at the Annual Meeting in favor of the matter exceed the votes cast opposing the matter.

How will votes be counted?

Each share of common stock will be counted as one vote according to the instructions contained on a proper proxy card, whether executed by you directly or on a ballot voted in person at the Annual Meeting. Shares will not be voted in favor of a matter, and will not be counted as voting on a matter, if they either (1) abstain from voting on a particular matter, or (2) are “broker non-votes.” Abstentions and “broker non-votes” will not be counted as votes in favor of a proposal and will also not be counted as votes cast or shares voted on such proposal. Accordingly, abstentions and “broker non-votes” will have no effect on the outcome of voting with respect to Proposal 2 (approval of the Pegasystems Inc. 2006 Employee Stock Purchase Plan) and Proposal 3 (ratification of independent registered public accounting firm), because each of those proposals will be approved if the votes cast at the Annual Meeting in favor of the proposal exceed the votes cast opposing the proposal. Abstentions and “broker non-votes,” however, will have the effect of negative votes with respect to Proposal 1 (election of directors) because, as described above, each nominee for Director must receive the affirmative vote of the holders of a majority of the votes entitled to be cast in an election of Directors by all issued and outstanding shares of common stock.

Who will count the votes?

The votes will be counted, tabulated and certified by our transfer agent and registrar, Computershare Investor Services, and Shawn S. Hoyt, our General Counsel and Secretary, will serve as the inspector of elections at the Annual Meeting.

How does the Board of Directors recommend that I vote on the proposals?

The Board of Directors recommends that you vote:

•	FOR the re-election of six members of the Board of Directors to hold office for one year;

•	FOR the approval of the Pegasystems Inc. 2006 Employee Stock Purchase Plan; and

•	FOR the ratification of the selection by the Audit Committee of our Board of Directors of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2006.

Will any other business be conducted at the Annual Meeting or will other matters be voted on?

The Board of Directors does not know of any other matters that may come before the Annual Meeting. If any matter properly comes before the Annual Meeting, the persons named in the proxy card that accompanies this proxy statement will exercise their judgment in deciding how to vote, or otherwise act, at the Annual Meeting with respect to that matter or proposal.

Where can I find the voting results?

We will report the voting results in our quarterly report on Form 10-Q for the second quarter of 2006, which we expect to file with the Securities and Exchange Commission, or the SEC, on or before August 9, 2006.

How and when may I submit a stockholder proposal for the 2007 annual meeting?

If you are interested in submitting a proposal for inclusion in the proxy statement for the 2007 annual meeting, you need to follow the procedures outlined in Rule 14a-8 of the Securities Exchange Act of 1934. To be eligible for inclusion, we must receive your stockholder proposal intended for inclusion in the proxy statement for the 2007 annual meeting of stockholders at our principal corporate offices in Cambridge, Massachusetts as set forth below no later than December 31, 2006.

If a stockholder wishes to present a proposal before the 2007 Annual Meeting of Stockholders, but does not wish to have the proposal considered for inclusion in the proxy statement and proxy card, the stockholder must also give written notice to us at the address noted below. The required notice must be received by us by December 31, 2006. If a stockholder fails to provide timely notice of a proposal to be presented at the 2007 Annual Meeting of Stockholders, the proxies designated by our Board of Directors will have discretionary authority to vote on that proposal.

Any proposals or notices should be sent to:

Pegasystems Inc.

101 Main Street

Cambridge, MA 02142

Attention: General Counsel and Secretary

Who will bear the costs of soliciting these proxies?

We will bear the costs of solicitation of proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of shares of our common stock they hold in their names. We will reimburse banks and brokers for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

How can I obtain an Annual Report to Stockholders or an Annual Report on Form 10-K?

Our annual report to stockholders and our Annual Report on Form 10-K for the year ended December 31, 2005 are available on our website at www.pega.com. If you would like a copy of either of these documents, we will send you one without charge. Please contact:

Pegasystems Inc.

101 Main Street

Cambridge, MA 02142-1590

Attention: Investor Relations

Telephone: (617) 374-9600

Whom should I contact if I have any questions?

If you have any questions about the Annual Meeting or your ownership of our common stock, please contact Beth Lewis, our Director of Investor and Public Relations, at the address or telephone number listed above.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you contact us at the following address or telephone number: Investor Relations, Pegasystems Inc., 101 Main Street, Cambridge, Massachusetts 02142, Telephone: 617-374-9600. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or telephone number.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of January 31, 2006 with respect to the beneficial ownership of our common stock by:

•	the stockholders we know to beneficially own more than 5% of our outstanding common stock;

•	each Director;

•	each executive officer named in the Summary Compensation Table included below in this proxy statement; and

•	all of our executive officers and Directors as a group.

Unless otherwise indicated, the address of each person listed below is c/o Pegasystems Inc., 101 Main Street, Cambridge, MA 02142.

NAME OF BENEFICIAL OWNER	NUMBER OF SHARES BENEFICIALLY OWNED	NUMBER OF OPTIONS EXERCISABLE WITHIN 60 DAYS OF JANUARY 31, 2006	TOTAL SHARES (1)	PERCENTAGE OF SHARES BENEFICIALLY OWNED (2)
5% Stockholders

Alan Trefler (3)	20,722,550	—	20,722,550	58.3%

Directors and Nominees

Alan Trefler	See “5% Stockholders” Above	See “5% Stockholders” Above	See “5% Stockholders” Above	See “5% Stockholders” Above
Alexander V. d’Arbeloff	550,000	95,000	654,000	1.8%
Richard H. Jones	921,000	545,500	1,466,500	4.1%
Steven F. Kaplan	—	105,000	105,000	*
William H. Keough	10,000	95,000	105,000	*
Edward A. Maybury	34,900	95,000	129,900	*
James P. O’Halloran	15,500	178,524	194,024	*
William W. Wyman	—	95,000	95,000	*

Named Executive Officers

Alan Trefler	See “5% Stockholders” Above	See “5% Stockholders” Above	See “5% Stockholders” Above	See “5% Stockholders” Above
Douglas I. Kra	1,000	40,000	41,000
Michael R. Pyle	—	279,500	279,500	*
Christopher J. Sullivan	—	156,250	156,250	*
Michael J. Wallrich (4)	—	—	—	*
All executive officers and Directors as a group (11 persons) (5)	22,254,950	1,684,774	23,939,724	67.3%

*	Represents beneficial ownership of less than 1% of our outstanding common stock.
(1)	The number of shares of common stock beneficially owned by each person is determined under rules promulgated by the SEC. Under these rules, a person is deemed to have “beneficial ownership” of any shares over which that person has or shares voting or investing power, plus any shares that the person has the right to acquire within 60 days, including through the exercise of stock options. To our knowledge, unless otherwise indicated, all of the persons listed above have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law.
(2)	The percent ownership for each stockholder on January 31, 2006 is calculated by dividing (a) the total number of shares beneficially owned by the stockholder by (b) 35,568,618 shares (the number of shares of our common stock outstanding on January 31, 2006) plus any shares acquirable (including stock options exercisable) by the stockholder within 60 days after January 31, 2006.
(3)	Includes 28,881 shares of common stock held by the Trefler Foundation, of which Mr. Trefler is a trustee. Mr. Trefler has voting and dispositive power over such shares, but has no pecuniary interest with respect to such shares.
(4)	Mr. Wallrich’s employment with us terminated in June 2005.
(5)	Includes all persons who were Directors or executive officers of the Company on January 31, 2006, namely Messrs. Trefler, d’Arbeloff, Jones, Kaplan, Keough, Maybury, O’Halloran, Wyman, Kra, Pyle and Sullivan. Following January 31, 2006, we hired an additional executive officer, Edward Hughes, who serves as the Company’s Senior Vice President, Global Sales.

ELECTION OF DIRECTORS

(Item 1 of Notice)

There are currently eight members of our Board of Directors, each of whom serves for a one-year term expiring at the Annual Meeting. William H. Keough and Edward A. Maybury have informed the Company that they will not stand for re-election and will resign as Directors effective as of the Annual Meeting. Messrs. Keough and Maybury will, however, continue as members of the Board of Directors until the Annual Meeting. Effective as of our Annual Meeting, the size of our Board of Directors will be reduced to six members.

Upon the recommendation of the Nominating Committee of our Board of Directors, the Board has nominated Alexander V. d’Arbeloff , Richard H. Jones, Steven F. Kaplan, James P. O’Halloran, Alan Trefler and William W. Wyman for re-election to the Board of Directors. The persons named in the enclosed proxy card as proxies will vote to elect each of the nominees, unless you withhold authority to vote for the election of one or more nominees by marking the proxy card to that effect. If any of the nominees shall become unable or unwilling to serve, the proxies, unless authority has been withheld as to such nominee, may be voted for election of a substitute nominee designated by our Board of Directors, or the Board of Directors may reduce the number of Directors. Proxies may not be voted for more than six persons.

There are no family relationships among any of our executive officers or Directors.

The Board of Directors recommends that you vote FOR the election of the nominees as Directors, and proxies solicited by the Board will be voted in favor thereof unless a stockholder has indicated otherwise on the proxy.

The following information, which is as of January 31, 2006, is furnished with respect to the nominees for election as Directors and each other Director. The information presented includes information each Director has given us about his age, all positions he holds with us, his principal occupation and business experience during the past five years, and the names of other publicly-held companies of which he serves as a Director. Information about the number of shares of common stock beneficially owned by each Director, directly and indirectly, as of January 31, 2006, appears above under the heading “Security Ownership of Certain Beneficial Owners and Management.”

Nominees for Election for a Term of One Year Expiring in 2007

Alexander V. d’Arbeloff, 78, has been a Director of Pegasystems since August 2000. In December 2000, he was elected a member of our Compensation Committee, and in April 2004, he was elected a member of our Nominating Committee. In 1960, Mr. d’Arbeloff co-founded Teradyne, Inc., a leading manufacturer of automatic test equipment and interconnection systems for the electronics and telecommunications industries. Mr. d’Arbeloff served as President and Chief Executive Officer of Teradyne until May 1997, and remained Chairman of the Board until June 2000. Since 1989, Mr. d’Arbeloff has been a member of the MIT Corporation, and served as its Chairman from July 1997 to June 2003. Since 2003, Mr. d’Arbeloff has served as a professor at the MIT Sloan School of Management and as an Honorary Chairman of the MIT Corporation. Mr. d’Arbeloff also serves on the boards of several private companies.

Richard H. Jones, 54, joined Pegasystems in October 1999, serving as President and Chief Operating Officer until September 2002. Mr. Jones has been a part-time employee of Pegasystems since July 2002. He was elected a Director of Pegasystems in November 2000, and became Vice Chairman in September 2002. From 1995 to 1997, he served as a Chief Asset Management Executive and member of the Operating Committee at Barnett Banks, Inc., which at the time was among the nation’s 25 largest banks. He served as Chief Executive Officer of Fleet Investment Services, a brokerage and wealth management organization from 1991 to 1995. His prior experience also includes serving as Executive Vice President with Fidelity Investments, an international provider of financial services and investment resources, and as a principal with the consulting firm of Booz, Allen & Hamilton. Mr. Jones holds an undergraduate degree from Duke University, with majors in both economics and management science. He also holds an M.B.A. degree from the Wharton School of the University of Pennsylvania. Since June 1995, Mr. Jones has served as Chairman of Jones Boys Ventures, a retailer.

Steven F. Kaplan, 50, has served as a Director of Pegasystems since August 1999. In December 2000, he was elected a member of our Audit Committee, and in April 2004, he was elected a member of our Nominating Committee. He has been President of Kaplan Advisors LLC, a financial and strategy consulting firm, since January 2004. He was a Managing Director of The Audax Group, a private equity and venture capital firm, from January 2000 until December 2003. From 1998 to 2000, Mr. Kaplan was affiliated with Texas Pacific Group, a private equity firm, and he served as President, Chief Operating Officer and Chief Financial Officer of Favorite Brands International Holding Corp., a confectionery company controlled by Texas Pacific Group. From 1996 to 1997, Mr. Kaplan was Executive Vice President and Chief Financial Officer of the Coleman Company, an international manufacturer of camping, outdoor recreation and hardware equipment. Mr. Kaplan holds an MS in Management, a BS in Electrical Engineering and Computer Science and a BS in Management Science from the Massachusetts Institute of Technology.

James P. O’Halloran, 73, has been a Director of Pegasystems since 1999. In November of 2004, he was elected a member of our Audit and Nominating Committees, and in April 2005, he was elected a member of our Compensation Committee. From June 1999 to August 2001, he was the Senior Vice President, Chief Financial Officer, Treasurer, and Secretary of Pegasystems. From 1991 to 1999 he served as President of G & J Associates, Ltd., a financial consulting firm. From 1956 to 1990, he was with the international accounting firm of Arthur Andersen LLP serving as an audit partner from 1967 to his retirement in 1990. From August 2002 to February 2004, Mr. O’Halloran served as President and Chief Operating Officer of FabTech Industries of Brevard, Inc., a certified supplier of precision components for the aerospace, defense, medical, fuel cell and high tech industries. Since 1993, he has served as a Director of ASA International Ltd., a software firm focusing on business applications for small and medium-sized companies. Since 2004, he has served as a Director of Omtool, Ltd, a software firm focusing on electronic business document exchange systems.

Alan Trefler, 50, a founder of Pegasystems, served as President until October 1999 and has been Chief Executive Officer and a Director since Pegasystems was organized in 1983. Prior to that, he managed an electronic funds transfer product for TMI Systems Corporation, a software and services company. Mr. Trefler holds a degree in economics and computer science from Dartmouth College.

William W. Wyman, 68, has been a director of Pegasystems since June 2000. In December 2000, he was elected a member of our Audit Committee, and in April 2004, he was elected a member of our Nominating Committee. In 1984, Mr. Wyman co-founded Oliver Wyman and Company, a management consulting firm serving large financial institutions. He served as Managing Partner until 1995, when he became a counselor to chief executives of several companies, and a director for a number of companies in the technology and financial sectors. Since 2005, Mr. Wyman has served as a Director of Datascope Corp., a public company that manufactures medical devices. Prior to 1984, Mr. Wyman was a senior partner at Booz, Allen & Hamilton, where he served as President of the Management Consulting Group and head of the Financial Industries Practice. Mr. Wyman holds a degree in economics with honors from Colgate University and an MBA degree from the Harvard Business School.

CORPORATE GOVERNANCE

General

We believe that good corporate governance is important to ensure that Pegasystems is managed for the long-term benefit of its stockholders and are committed to having sound corporate governance principles. During the past year, we continued to review our corporate governance policies and practices and to compare them to those suggested by various authorities in corporate governance and the practices of other public companies. We have also continued to review the provisions of the Sarbanes-Oxley Act of 2002, the existing and proposed rules of the SEC and the listing standards of the NASDAQ Global Market (“Nasdaq”). Our corporate governance principles are described on the “Governance” section of our website at www.pega.com.

You can access our current committee charters and Code of Conduct in the “Governance” section of our website at www.pega.com or by writing to:

Beth Lewis

Director, Investor and Public Relations

Pegasystems Inc.

101 Main Street

Cambridge, MA 02142

Phone: (617) 374-9600

Determination of Independence

Our Board of Directors has determined that none of Messrs. d’Arbeloff, Kaplan, Keough, Maybury, O’Halloran or Wyman has a material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us) and that each of these Directors is “independent” within the meaning of Nasdaq’s director independence standards. In addition, our Board of Directors has determined that each of the members of our Audit Committee, Compensation Committee and Nominating Committee has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us) and is “independent” within the meaning of Nasdaq’s director independence standards.

Director Candidates

Our stockholders may recommend Director candidates for inclusion by the Board of Directors in the slate of nominees which the Board recommends to our stockholders for election. The qualifications of recommended candidates will be reviewed by our Nominating Committee. If the Board determines to nominate a stockholder-recommended candidate and recommends his or her election as a Director by the stockholders, the name will be included in our proxy card for the stockholders meeting at which his or her election is recommended.

Stockholders may recommend individuals for the Nominating Committee to consider as potential Director candidates by submitting their names and background to the “Pegasystems Inc. Nominating Committee” c/o Pegasystems Inc., 101 Main Street, Cambridge, MA 02142, Attention: General Counsel and Secretary. The Nominating Committee will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis. The process followed by the Nominating Committee to identify and evaluate candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating Committee and the Board. Assuming that appropriate biographical and background material is provided for candidates recommended by stockholders, the Nominating Committee will evaluate those candidates by following substantially the same process, and applying the same criteria, as for new candidates submitted by Board members.

In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended Director nominees, including candidates recommended by stockholders, the Nominating Committee will apply the criteria appended to the Nominating Committee’s charter. These criteria include the candidate’s integrity, business acumen, experience, commitment, diligence, conflicts of interest and the ability to act in the interest of all stockholders. The Nominating Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. We believe that the backgrounds and qualifications of the Directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. We did not pay any third party a fee to assist in evaluating and identifying Director nominees in 2005. During 2005, no Director candidate was recommended to us by any beneficial owner of more than 5% of our common stock.

Communications from Stockholders and Other Interested Parties with the Board

The Board of Directors will give appropriate attention to written communications on issues that are submitted by stockholders and other interested parties, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters, the Chairman of the Board of Directors will, with the assistance of our General Counsel and Secretary, (1) be primarily responsible for monitoring communications from stockholders and other interested parties and (2) provide copies or summaries of such communications to the other Directors as he considers appropriate.

Communications will be forwarded to all Directors if they relate to substantive matters and include suggestions or comments that the Chairman of the Board of Directors considers to be important for the Directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders and other interested parties who wish to send communications on any topic to the Board should address such communications to:

Chairman of the Board of Directors

c/o Pegasystems Inc.

101 Main Street

Cambridge, MA 02142

Attention: General Counsel and Secretary

Board of Directors Meetings and Committees

The Board of Directors has responsibility for establishing broad corporate policies and reviewing our overall performance, rather than day-to-day operations. The Board’s primary responsibility is to oversee the management of the Company and, in so doing, serve the best interests of the Company and its stockholders. The Board selects, evaluates and provides for the succession of executive officers and, subject to stockholder election each year at our annual meeting, Directors. It reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. It participates in decisions that have a potential major economic impact on us. Management keeps the Directors informed of company activity through regular written reports and presentations at Board and committee meetings.

The Board of Directors met 13 times in 2005. During 2005, each of our Directors attended 75% or more of the total number of meetings of the Board of Directors and the committees of which such Director was a member, except that Mr. Wyman attended 67% of the total number of Audit Committee meetings. The Board has standing Audit, Compensation and Nominating Committees. Each committee has a charter that has been approved by the Board. Each committee reviews the appropriateness of its charter and performs a self-evaluation periodically. Messrs. Jones and Trefler are the only Directors who are also employees of Pegasystems. Our Directors who are also employees do not participate in any portions of meetings at which their compensation is evaluated. All members of all committees are non-employee Directors.

Executive sessions of non-management Directors are held periodically each year, generally in conjunction with regularly scheduled meetings of the full Board. Any non-management Director can request that an additional executive session be scheduled.

It is our policy that Directors should attend annual meetings of stockholders. All of our Directors attended the 2005 annual meeting of stockholders.

Audit Committee

The current members of our Audit Committee are Messrs. Kaplan (Chairman), Keough, O’Halloran and Wyman. Mr. Keough and Mr. O’Halloran each qualifies as an “audit committee financial expert” under SEC rules. Each of Messrs. Kaplan, Keough, O’Halloran and Wyman is an “independent director” under the Nasdaq rules governing the qualifications of the members of audit committees. In addition, our Board of Directors has determined that each member of the Audit Committee is financially literate. None of Messrs. Kaplan, Keough, O’Halloran and Wyman serves on the audit committees of more than two other public companies. The Audit Committee met 24 times during 2005. The responsibilities of our Audit Committee and its activities during 2005 are described in the Report of the Audit Committee contained below in this proxy statement.

The charter of the Audit Committee can be found on the “Governance” section of our website at www.pega.com.

Compensation Committee

The current members of the Compensation Committee are Messrs. d’Arbeloff, Maybury and O’Halloran. The Board has determined that each of Messrs. d’Arbeloff, Maybury and O’Halloran is independent as defined under applicable Nasdaq rules. Our Compensation Committee held four meetings during 2005. The Compensation Committee evaluates and sets the compensation of our Chief Executive Officer and approves the salaries and bonuses of our other executive officers. The Compensation Committee also oversees the evaluation of management by the Board of Directors. The Compensation Committee also approves the grant of stock options and other stock incentives (within guidelines established by our Board of Directors) to our officers and employees. The responsibilities of our Compensation Committee and its activities during 2005 are described in the Report of the Compensation Committee on Executive Compensation contained below in this proxy statement.

The charter of the Compensation Committee can be found on the “Governance” section of our website at www.pega.com.

Nominating Committee

The current members of the Nominating Committee are Messrs. d’Arbeloff, Kaplan, Keough, Maybury, O’Halloran and Wyman. The Board has determined that each of Messrs. d’Arbeloff, Kaplan, Keough, Maybury, O’Halloran and Wyman is independent as defined under applicable Nasdaq rules. The purpose of the Nominating Committee is to identify qualified individuals as needed to become Board members and recommend to the Board the persons to be nominated by the Board for election as Directors at the annual meeting of stockholders. The Nominating Committee is authorized to retain any such advisers or consultants it deems necessary or appropriate to carry out its responsibilities. For information relating to nominations of Directors by our stockholders, see “Director Candidates” above. The Nominating Committee was formed in April 2004 and did not meet during 2005 other than to consider and recommend to the full Board of Directors, during a scheduled Board of Directors meeting, the nominees for election as a Director at the 2005 annual meeting of stockholders. The Nominating Committee met in February 2006, during a scheduled Board of Directors meeting, to consider and recommend to the full Board of Directors the nominees for election as a Director at the Annual Meeting.

The charter of the Nominating Committee can be found on the “Governance” section of our website at www.pega.com.

Audit Committee’s Pre-Approval Policy and Procedures

Our Audit Committee pre-approves all services, including both audit and non-audit services, provided by our independent registered public accounting firm, for the purpose of maintaining the independence of our independent registered public accounting firm, or by any other audit firm registered with the Public Company Accounting Oversight Board that we may engage from time to time (each, a “PCAOB Registered Firm”). For audit services, each year the independent registered public accounting firm provides the Audit Committee with an engagement letter outlining the scope of the audit services proposed to be performed during the year, which must be accepted by the Audit Committee. The independent registered public accounting firm also submits an audit services fee proposal, which also must be approved by the Audit Committee before the audit commences.

As required, management also submits to the Audit Committee a description of non-audit services that it recommends the independent registered public accounting firm or any other PCAOB Registered Firm be engaged and to provide an estimate of the fees to be paid for each. Management and the independent registered public accounting firm must each confirm to the Audit Committee that the performance of the non-audit services would not compromise the independence of the auditors and would be permissible under all applicable legal requirements. The Audit Committee must approve both the non-audit services and the budget for each such service before commencement of the work. Management and the independent registered public accounting firm report to the Audit Committee periodically as to the non-audit services actually provided by the independent registered public accounting firm and the approximate fees incurred by us for those services.

During 2005, no services were provided to us by Deloitte & Touche LLP or any other PCAOB Registered Firm other than in accordance with the pre-approval policies and procedures described above.

DIRECTOR COMPENSATION

We pay each of our non-employee directors an annual retainer of $20,000. In addition, each of our non-employee Directors receives $1,000 for every Board or committee meeting attended. Beginning in the third quarter of 2005, we began to pay the Audit Committee Chairman an additional retainer of $5,000 per quarter and the remaining Audit Committee members an additional retainer of $2,500 per quarter. We also offer to reimburse non-employee Directors for expenses incurred in attending Board, committee or other company meetings. Each non-employee Director and Mr. Jones is granted on an annual basis a fully vested option to purchase 15,000 shares of our common stock at a price equal to the fair market value of the common stock on the date of grant. No other compensation is paid to Directors for attending Board or committee meetings. Messrs. d’Arbeloff, Kaplan, Keough, Maybury, O’Halloran and Wyman are currently our non-employee Directors.

EXECUTIVE COMPENSATION

The following table sets forth information required under applicable SEC rules about the compensation for each of the last three fiscal years of (i) our Chief Executive Officer, and (ii) our four most highly compensated other executive officers who were serving as officers on December 31, 2005, or in the case of Mr. Wallrich, served as an Executive Officer during 2005 (collectively, the “Named Executive Officers”).

Summary Compensation Table

	ANNUAL COMPENSATION(1)			LONG TERM COMPENSATION AWARDS	ALL OTHER COMPENSATION ($)
NAME AND PRINCIPAL POSITIONS	YEAR	SALARY ($)	BONUS ($)(2)	SECURITIES UNDERLYING OPTIONS
Alan Trefler Chief Executive Officer and Chairman	2005	200,000	154,212	—	—
	2004	200,000	126,750	—	—
	2003	200,000	146,250	—	—

Douglas Kra (3) Vice President of Global Services	2005	200,000	58,400	20,000	—
	2004	33,333	18,332	80,000	—

Michael R. Pyle Senior Vice President of Product Development	2005	208,000	68,328	20,000	—
	2004	208,000	56,160	50,000	—
	2003	208,000	73,200	40,000	—

Christopher J. Sullivan Senior Vice President, Chief Financial Officer and Treasurer	2005	244,000	80,154	35,000	—
	2004	244,000	65,880	75,000	—
	2003	244,000	73,200	50,000	—

Michael J. Wallrich (4) Senior Vice President, Global Sales	2005	125,978	—	—	125,000
	2004	32,197	14,681	140,000	—

(1)	In accordance with SEC rules, other compensation in the form of perquisites and other personal benefits has been omitted because the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total of annual salary and bonuses for each of the Named Executive Officers for 2005, 2004 and 2003.
(2)	Represents bonuses earned for the year shown and paid in the following year.
(3)	Mr. Kra’s employment with us began in November 2004.
(4)	Mr. Wallrich’s employment with us began in November 2004 and terminated in June 2005. In connection with his termination, we paid Mr. Wallrich a one-time severance payment of $125,000, which is included under “All Other Compensation.”

Option Grants in Fiscal 2005

The following table provides information required under applicable SEC rules concerning grants of options to purchase our common stock made during 2005 to each of the Named Executive Officers.

	INDIVIDUAL GRANTS (1)		EXERCISE OR BASE PRICE ($/SHARE)	EXPIRATION DATE	POTENTIAL REALIZABLE VALUE AT ASSUMED ANNUAL RATES OF STOCK PRICE APPRECIATION FOR OPTION TERM (2)
NAME	NUMBER OF SHARES UNDERLYING OPTIONS GRANTED (#)	PERCENT OF TOTAL OPTIONS GRANTED TO EMPLOYEES IN FISCAL YEAR
					5% ($)	10% ($)
Alan Trefler	—	—	—	—	—	—
Douglas I. Kra	20,000	1.19%	8.6700	12/8/2015	$109,050	$276,355
Michael R. Pyle	20,000	1.19%	8.6700	12/8/2015	$109,050	$276,355
Christopher J. Sullivan	35,000	2.08%	8.6700	12/8/2015	$190,838	$483,621
Michael J. Wallrich	—	—	—	—	—	—

(1)	These options vested fully upon the date of grant, December 8, 2005. The exercise price represented a 20% premium to the fair market value of our common stock on the grant date, measured as the average of the high and low trading price of the common stock on such date as reported on Nasdaq.
(2)	As required by the applicable rules of the SEC, potential values stated are based on the prescribed assumption that our common stock will appreciate in value from the date of grant to the end of the option term at rates (compounded annually) of 5% and 10%, respectively, and therefore are not intended to forecast possible future appreciation, if any, in the price of our common stock.

Aggregate Option Exercises in Last Fiscal Year and Year-End Option Values

The following table sets forth information required under applicable SEC rules concerning stock options exercised during 2005, and the number and value of unexercised stock options held as of December 31, 2005, by each of the Named Executive Officers.

NAME	SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ($)	NUMBER OF SHARES UNDERLYING UNEXERCISED OPTIONS AT YEAR-END		VALUE OF UNEXERCISED IN-THE-MONEY OPTIONS AT YEAR-END($) (1)
			EXERCISABLE	UN-EXERCISABLE	EXERCISABLE	UN-EXERCISABLE
Alan Trefler	—	—	—	—	—	—
Douglas I. Kra	—	—	36,000	64,000	$1,760	$7,040
Michael R. Pyle	—	—	275,000	60,000	$292,160	$72,330
Christopher J. Sullivan	—	—	150,000	85,000	$373,488	$92,463
Michael J. Wallrich	—	—	—	—	—	—

(1)	The value of unexercised in-the-money options at December 31, 2005 was determined by taking the difference between the fair market value of our common stock on December 31, 2005 ($7.32 per share), measured as the average of the high and low trading price of the common stock on such date as reported on Nasdaq, and the applicable option exercise price. The options have not been exercised and may never be exercised. If the options are exercised, their value will depend upon the fair market value of the underlying common stock on the date of exercise.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information as of December 31, 2005 regarding the Pegasystems Inc. Amended and Restated 1994 Long-Term Incentive Plan, the Pegasystems Inc. 1996 Non-Employee Director Stock Option Plan, the Pegasystems Inc. 1996 Employee Stock Purchase Plan and the Pegasystems Inc. 2004 Long-Term Incentive Plan. Our stockholders previously approved each of these plans and all amendments that were subject to stockholder approval. We have no other equity compensation plans that have not been approved by stockholders, other than the Pegasystems Inc. 2006 Employee Stock Purchase Plan with respect to which stockholder approval is being sought at the Annual Meeting.

	NUMBER OF SHARES OF COMMON STOCK TO BE ISSUED UPON EXERCISE OF OUTSTANDING STOCK OPTIONS (a)	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING STOCK OPTIONS (b)	NUMBER OF SHARES OF COMMON STOCK REMAINING AVAILABLE FOR FUTURE ISSUANCE (EXCLUDING THOSE IN COLUMN (a)) (c)
Amended and Restated 1994 Long-Term Incentive Plan (1)	6,270,678	$7.98	0
1996 Non-Employee Director Stock Option Plan (2)	250,000	$6.22	0
1996 Employee Stock Purchase Plan (3)	Not applicable	Not applicable	Not applicable
2004 Long-Term Incentive Plan (4)	3,207,445	$7.72	3,732,555

Total	9,728,123	$7.85	3,732,555

(1)	In addition to the issuance of stock options, the Amended and Restated 1994 Long-Term Incentive Plan allowed for the issuance of stock appreciation rights, restricted stock and long-term performance awards. We did not make any additional awards under the 1994 Long-Term Incentive Plan, which expired in November 2004, following stockholder approval of the 2004 Long-Term Incentive Plan at our 2004 annual meeting of stockholders.
(2)	The Company does not intend to grant any additional options under the 1996 Non-Employee Director Plan in the future.
(3)	Our 1996 Employee Stock Purchase Plan expires in 2006, and no shares of our common stock will be issued under this plan in future years. Through December 31, 2005, we had issued 735,481 shares under the 1996 Employee Stock Purchase Plan.
(4)	In addition to the issuance of stock options, the 2004 Long-Term Incentive Plan allows for the issuance of stock purchase rights and other stock-based awards.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as described below, during 2005 there were no transactions involving more than $60,000, nor are any proposed, between us and any executive officer, Director, beneficial owner of 5% or more of our common stock or equivalents, or any immediate family member of any of the foregoing, in which any such persons or entities had or will have a direct or indirect material interest.

On November 15, 2004, we entered into an employment offer letter with Michael J. Wallrich, our former Senior Vice President, Global Sales, which stated that if we terminated his employment without cause, Mr. Wallrich would receive a one-time severance payment in an amount equal to six months of his then-current base salary. When Mr. Wallrich’s employment with the Company terminated on June 30, 2005, we paid Mr. Wallrich a one-time severance payment of $125,000, equal to six months of his then-current base salary, as required by his employment offer letter.

We have entered into employment offer letters with Mr. Kra and Mr. Sullivan that provide for a lump-sum payment of severance equal to six months of their then base salary in the event that their employment is terminated without cause.

Leon Trefler, the brother of our Chairman and Chief Executive Officer, is employed by the Company as a Managing Director, North America Sales. During 2005, Leon Trefler received base salary and sales commissions totaling $301,177 in consideration for his services to the Company. Leon Trefler was also granted an option to purchase 30,000 shares of our common stock at an exercise price of $8.67 per share, which represented a 20% premium to the fair market value of our common stock on the grant date, measured as the average of the high and low trading price of the common stock on such date.

We have adopted a policy whereby transactions between us and our officers, Directors, principal stockholders and their affiliates must be on terms no less favorable to us than could be obtained from unrelated third parties and must be approved by a majority of the disinterested members of our Board of Directors.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

General

The Compensation Committee of our Board of Directors is composed entirely of Directors who are not employees of or consultants to Pegasystems. The Compensation Committee, which during 2005 consisted of Alexander V. d’Arbeloff, Edward A. Maybury, James P. O’Halloran and, until June 2, 2005, Edward B. Roberts, is responsible for approving compensation and benefits for our executive officers on behalf of the Board of Directors and for administering our stock plans. The Compensation Committee met four times during 2005. This report is submitted by the Compensation Committee and addresses the compensation policies for 2005 as they affected each of our executive officers. The Compensation Committee operates under a written charter, approved by the Board of Directors, which was last amended in June 2004. The charter of the Compensation Committee can be found on the “Governance” section of our website at www.pega.com.

Compensation Philosophy

The objective of the Compensation Committee is to establish and oversee an executive compensation program that aligns executive compensation with the achievement of company goals. The Compensation Committee believes that executive compensation should also reflect internal equity of each executive’s role relative to others within Pegasystems, and that executive compensation should enable us to be externally competitive in attracting and retaining key employees in an increasingly competitive industry environment. While compensation survey data are useful guides for comparative purposes, the Compensation Committee believes that a successful compensation program also requires the application of judgment and subjective determinations of individual performance. To that end, the Compensation Committee applies its judgment on reconciling the program’s objectives with the realities of retaining and attracting valued employees.

In establishing compensation for the executive officers in 2005, the Compensation Committee reviewed compensation for executive officers in equivalent positions within groups of comparable companies, both in terms of size and in terms of industry focus. After consideration of this research and the Company’s performance in 2004, the Compensation Committee determined that the total target cash compensation (meaning base salary plus target bonus) of our executive officers should remain unchanged in 2005 from 2004. The Compensation Committee also concluded that, on average, the base salaries of the executive officers for 2005, other than the Chief Executive Officer as discussed below, should comprise approximately 62% of their total target cash compensation, with the remainder provided in the bonus portion of such compensation.

Compensation Components

There are two compensation components for executive officers: cash compensation, in the form of salary and bonus, and non-cash compensation, in the form of stock options.

Salary. Cash compensation in the form of salary is intended to reflect an executive’s knowledge, skills and level of responsibility as well as the economic and business conditions affecting Pegasystems. In determining the salary (and bonus) of each executive, the Compensation Committee reviews compensation for comparable positions in other software companies and in other similarly-sized companies contained in published surveys or gleaned from the public disclosure filings of publicly-traded companies. The Compensation Committee’s general approach in 2005 was that total target cash compensation for our executive officers should be at, or slightly above, the median total cash compensation for similarly situated executives in comparable companies.

Bonuses. Annual cash bonuses are intended to reward executives for the achievement of the Company’s operational and strategic goals. Unlike prior years, the achievement of functional unit goals was not considered in determining the cash bonuses, to more closely align the incentives of the executive officers with the Company’s overall operational and strategic goals. In 2005, the goals for purposes of executive bonuses related to annual revenue, bookings and profit, and the attainment of strategic goals, with each assigned a specific percentage weighting. In 2005, the corporate goals for purposes of executive bonuses related to profit before tax (10%), annual revenue (15%), the attainment of strategic goals (30%) and bookings (45%). Executive target bonuses (i.e., the bonus amount to which each executive would be entitled if the goals were achieved in full) in 2005 ranged between 40% and 76% of the executive’s annual base salary, except for the Chief Executive Officer as discussed below, with an average target bonus of 51.5%.

Stock Options. The Compensation Committee uses stock options as a long-term, non-cash incentive and as a means of aligning the long-term interests of executives and stockholders. Stock options are typically awarded based upon the market price of our common stock on the date of grant, or awarded at a premium to the market price of our common stock on the date of grant as occurred in December 2005, and are linked to future performance of our stock because they do not become valuable to the holder unless the price of our stock increases above the exercise price. The number of stock options granted to an executive as a form of non-cash compensation is determined by taking into consideration factors such as the number of stock options previously granted to an executive, the executive’s remaining options exercisable and the value of those stock options, the prior performance of the executive and the anticipated value that an executive will add to Pegasystems in the future.

Compensation of the Chief Executive Officer in 2005

The Compensation Committee believes that the Chief Executive Officer continued to perform at a high level in 2005, and that his performance is not reflected in his salary. At the Chief Executive Officer’s request, his annual salary has remained at $200,000 for the past several years, which is significantly below competitive levels elsewhere in the software industry. The Chief Executive Officer’s comparatively low salary reflects his status as a significant stockholder in the Company, and, as such, a significant portion of his personal wealth is tied directly to sustained increases in the Company’s value. In 2005, he was eligible for an annual bonus of up to 105.6% of his salary based upon a review of performance against objectives for the year. In setting the Chief Executive Officer’s bonus in 2005, the Compensation Committee considered the factors described above and ultimately determined that he should be granted a bonus of $154,212, representing 73% of his target bonus, because the company made meaningful progress towards its strategic goals in 2005 but had not fully achieved its financial goals for that year. As has been the Compensation Committee’s past practice, no stock options were granted to the Chief Executive Officer because of his already significant holdings of Pegasystems stock.

Compensation of the Named Executive Officers in 2005

Our Named Executive Officers for 2005, as listed in the Summary Compensation Table on page 12 of this proxy statement, other than the Chief Executive Officer, included Douglas I. Kra, Michael R. Pyle, Christopher J. Sullivan and Michael J. Wallrich. As described above, Mr. Wallrich ceased to be employed by the Company as of June 30, 2005. In setting the actual bonus payments for 2005 for our Named Executive Officers, other than the Chief Executive Officer, the Compensation Committee considered the level of attainment of the Company’s operational and strategic goals for that year, and ultimately determined that they should be granted bonuses ranging from 29% to 33% of their base salaries, representing an average of 73% of their target bonuses, because the company made meaningful progress towards its strategic goals in 2005 but had not fully achieved its financial goals for that year.

The following table sets forth the specific elements of the Named Executive Officers’ total compensation for 2005:

Name of Officer	Salary	Bonus(1)	401(k) Match	Parking	Company Paid Health and Dental Premiums	Company Paid Insurance Premiums	Other	Total
Alan Trefler	$200,000	$154,212	$6,000	$2,400	$7,696	$785	—	$371,093
Douglas I. Kra	$200,000	$58,400	$6,000	$2,400	$8,245	$785	—	$275,830
Michael R. Pyle	$208,000	$68,328	$6,240	$2,400	$7,696	$806	—	$293,470
Christopher J. Sullivan	$244,000	$80,154	$6,300	$2,400	$7,696	$888	—	$341,438
Michael J. Wallrich(2)	$125,979	—	—	$1,200	$4,125	$475	$125,000	$256,779

(1)	Represents bonuses earned for the year shown and paid in the following year.
(2)	“Other” compensation for Mr. Wallrich represents a one-time severance payment of $125,000 in connection with the termination of his employment on June 30, 2005.

Compensation Surveys and the Performance Graph

The companies included in the published surveys considered in establishing the cash compensation of the executives differ from the companies included in the Goldman Sachs Technology Software Index, which is included in the Performance Graph following this report, in that the Goldman Sachs Technology Software Index includes only a select number of public companies which sell software, while the surveys include public as well as private companies which sell software and integrated turnkey systems. The Compensation Committee believes that the companies included in such surveys better reflect the range of companies that are likely to compete for the services of our executive officers. The Compensation Committee believes that the Goldman Sachs Technology Software Index may be an appropriate basis for comparing stock performance but that the published surveys are a more appropriate basis for determining compensation.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to its chief executive or any of its four other most highly compensated executives. Performance-based compensation is excluded from the compensation taken into account for purposes of the limit if certain requirements are met. We currently intend to structure our stock options granted to executives in a manner that complies with the performance-based requirements of the statute. The Committee believes that, given the general range of salaries and bonuses for executive officers, the $1 million threshold of Section 162(m) will not be reached by any of our executive officers in the foreseeable future. Accordingly, the Compensation Committee has not yet developed a policy regarding executive compensation not qualifying for federal tax deduction.

Compensation Committee

Alexander V. d’Arbeloff

Edward A. Maybury

James P. O’Halloran

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2005, Messrs. d’Arbeloff, Maybury, O’Halloran, and, until June 2, 2005, Roberts, served as the members of our Compensation Committee. None of them were at any time during 2005, or in the three prior years, an officer or employee of ours or any of our subsidiaries. None of them had any relationship with us during 2005 that was required to be disclosed under Item 404 of Regulation S-K under the Securities Exchange Act of 1934.

None of our executive officers served as a Director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, whose executive officers served on our Board of Directors or Compensation Committee.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors oversees our financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. The primary duties and responsibilities of the Audit Committee are to: (1) select and engage our independent registered public accounting firm; (2) serve as an independent and objective party to monitor our internal controls over financial reporting and disclosure controls; (3) review and appraise the audit efforts of our independent registered public accounting firm and internal audit functions; (4) review the independent registered public accounting firm’s fees; and (5) provide an open avenue of communication among the independent registered public accounting firm, financial and senior management and the Board of Directors. The Audit Committee is also responsible for overseeing legal compliance matters, including our Code of Conduct.

The Audit Committee consists of four members, each of whom is independent (as defined by listing standards that govern companies, the shares of which are listed on Nasdaq). The Board of Directors has determined that the members of the Audit Committee satisfy the requirements of Nasdaq as to independence, financial literacy and expertise. In addition, the Board of Directors has determined that Messrs. Keough and O’Halloran are “audit committee financial experts” as defined by SEC rules and have the requisite financial sophistication to satisfy the requirements of Nasdaq. The Audit Committee operates under a written charter, approved by the Board of Directors, which was last amended in April 2004. The charter of the Audit Committee can be found on the “Governance” section of our website at www.pega.com.

In fulfilling its oversight responsibilities regarding the Company’s 2005 financial statements, the Audit Committee reviewed with management the audited financial statements in the Annual Report, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee’s review included discussion with the independent registered public accounting firm of matters required to be discussed pursuant to Statement of Auditing Standards No. 61 “Communication with Audit Committee,” including the process used by management in formulating particularly sensitive accounting estimates and the basis for the conclusions of the independent registered public accounting firm regarding the reasonableness of those estimates.

The Audit Committee reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America, their judgment as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under the standards of the Public Company Accounting Oversight Board (United States). In addition, the Audit Committee has discussed with the independent registered public accounting firm its independence from management and Pegasystems, including the matters in the written disclosures required by AICPA Board Standard No. 1 “Independence Discussions with Audit Committees” and received by the Committee.

The Audit Committee discussed with our independent registered public accounting firm the overall scope and plans for its audits in 2006. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its audits, the understanding of our internal controls, and the overall quality of our financial reporting. The Audit Committee also reviewed with our independent registered public accounting firm and management our significant tax positions. The Audit Committee held 24 meetings during 2005.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved inclusion of the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2005. The Audit Committee has also selected Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2006.

Audit Committee

Steven F. Kaplan, Chairman

William H. Keough

James P. O’Halloran

William W. Wyman

COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN

The following performance graph represents a comparison of the cumulative total return (assuming the reinvestment of dividends) for a $100 investment on December 31, 2000 in each of our common stock, the Total Return Index for the Nasdaq Stock Market (U.S.) (“Nasdaq Index”) (a broad market index) and the Goldman Sachs Technology Software Index (“GSTI™ Software”) (a published industry index). We paid no dividends during the period shown. The graph lines merely connect measurement dates and do not reflect fluctuations between those dates.

APPROVAL OF THE PEGASYSTEMS INC.

2006 EMPLOYEE STOCK PURCHASE PLAN

(Item 2 of Notice)

At the Annual Meeting, our stockholders will be asked to approve the Company’s 2006 Employee Stock Purchase Plan (the “2006 Plan”), which was adopted, subject to stockholder approval, by the Board of Directors on March 30, 2006. Under the 2006 Plan, shares of the Company’s Common Stock will be available for purchase by eligible employees who elect to participate in the 2006 Plan. Eligible employees will be entitled to purchase limited amounts of Common Stock at a discount to fair market value during specified offering periods. The 2006 Plan will not be effective without stockholder approval.

The Company has maintained its 1996 Employee Stock Purchase Plan (the “1996 Plan”) since May 13, 1996. The 1996 Plan expires in 2006 and no rights may be granted under the 1996 Plan in future years. The Board of Directors has adopted the 2006 Plan in order to continue the benefits provided by the 1996 Plan. The Board believes that the 2006 Plan will assist the Company with retaining and motivating eligible employees and will further align the interests of eligible employees with those of the Company’s stockholders.

The following summary of the 2006 Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2006 Plan, which is attached as Appendix A to this proxy statement.

Purpose

The purpose of the 2006 Plan is to provide eligible employees of the Company and its subsidiaries an opportunity to purchase shares of Common Stock through payroll deductions or lump sum payments. The 2006 Plan is intended to provide an additional incentive to participating eligible employees to remain with the Company and to advance the best interests of the Company and its stockholders. The 2006 Plan is intended to qualify as an “employee stock purchase plan” as defined in Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

Administration

The 2006 Plan is administered by the Compensation Committee pursuant to a delegation of such authority from the Board of Directors. The Compensation Committee may waive such provisions of the 2006 Plan as it deems necessary to meet special circumstances not anticipated or covered expressly by the 2006 Plan.

Shares Subject to the 2006 Plan

The shares of Common Stock issuable under the 2006 Plan may be either shares newly issued by the Company or shares reacquired by the Company, including shares purchased on the open market. As adopted by the Board of Directors, the maximum number of shares of Common Stock which may be sold to participants over the term of the 2006 Plan may not exceed 500,000, subject to adjustment as described below.

Adjustments

If any change is made to the Company’s outstanding Common Stock in connection with any merger, consolidation, reorganization, recapitalization, stock split, stock dividend or other relevant change in the capitalization of the Company, appropriate adjustment will be made in the number of shares reserved under the 2006 Plan, in the number of shares covered by outstanding rights under the 2006 Plan, in the exercise price of the rights and in the maximum number of shares that an employee may purchase.

Offering Periods

Shares of Common Stock are offered for purchase under the 2006 Plan during one or more offering periods, the timing and duration of which are designated by the Compensation Committee. An employee who participates in the 2006 Plan for a particular offering period will have the right to purchase Common Stock on the terms and conditions set forth below and must execute a purchase agreement embodying the terms and conditions and other provisions (not inconsistent with the 2006 Plan) as the Compensation Committee may deem advisable.

Eligibility and Participation

Any individual who is employed on a basis under which he or she is expected to work more than 20 hours per week for more than five months per calendar year in the employ of the Company or any of its subsidiaries and who is employed at the beginning of the offering period is eligible to participate in the 2006 Plan. As of March 1, 2006, the Company estimated that approximately 479 employees would have been eligible to participate in the 2006 Plan had it then been in effect.

The method of payment for the shares to be acquired by an employee under the 2006 Plan will be through regular payroll deduction, lump sum payment or both, as determined by the Compensation Committee.

Purchase Price

The purchase price per share will be equal to the lesser of (a) eighty-five percent (85%) of the fair market value of a share of Common Stock on the date the purchase right is granted or (b) eighty-five percent (85%) of the fair market value of a share of Common Stock on the date the purchase right is exercised, or such higher price as may be set by the Board of Directors from time to time. Our Board of Directors has voted, with respect to the first offering period and future offering periods until otherwise determined by the Board, to set the purchase price per share at ninety-five percent (95%) of the fair market value of a share of Common Stock on the date the purchase right is exercised, regardless of the fair market value of a share of Common Stock on the date the purchase right is granted. We do not currently anticipate that the 2006 Plan will result in any expense under FAS 123(R), given this proposed structure.

The fair market value of the Common Stock on any relevant date under the 2006 Plan will be the average on that date of the high and low price per share as reported by Nasdaq. On March 1, 2006, the fair market value per share of Common Stock was $8.15 per share.

Special Limitations

The 2006 Plan imposes certain limitations upon a participant’s rights to acquire Common Stock, including the following limitations:

•	Purchase rights may not be granted to any individual who immediately thereafter would own stock (including stock purchasable under any outstanding purchase rights) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its affiliates.

•	Purchase rights granted to a participant may not accrue at a rate that exceeds $25,000 in fair market value of the Common Stock (valued at the time each purchase right is granted) during any one calendar year in which such purchase right is outstanding.

•	No right granted to an employee under the 2006 Plan during an offering period may cover more shares than may be purchased at an exercise price equal to 10% of the base salary payable to the employee during the offering period, not taking into account any changes in the employee’s rate of compensation after the date the employee elects to participate in the offering.

Termination of Purchase Rights

The participant may, unless the participant has waived his or her cancellation right, withdraw from the 2006 Plan before the expiration of the offering period and elect to have his or her accumulated payroll deductions refunded promptly without interest.

The participant’s purchase right will immediately terminate upon his or her cessation of employment or loss of eligible employee status. Any payroll deductions that the participant may have made for the offering period in which his or her employment terminates, before the expiration of the Offering Period and before a purchase is made, will be refunded without interest.

Stockholder Rights

No participant will have any stockholder right with respect to the shares of Common Stock covered by his or her purchase right until the shares are actually purchased on the participant’s behalf. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

Assignability

No purchase rights will be assignable or transferable by the participant, and the purchase rights will be exercisable only by the participant.

Amendment and Termination

The Board of Directors may terminate or amend the 2006 Plan. However, the Board may not, without stockholder approval, take any action that would adversely affect the then existing purchase rights of any participant or amend the 2006 Plan (i) to increase the number of shares subject to the 2006 Plan, (ii) to change the class of persons eligible to participate in the 2006 Plan, or (iii) to increase materially the benefits accruing to participants under the 2006 Plan.

No purchase rights will be granted under the 2006 Plan after June 30, 2011.

Federal Income Tax Consequences

The 2006 Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Under a plan that so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to the Company, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the 2006 Plan.

If the participant sells or otherwise disposes of the purchased shares within two years after his or her entry date into the offering period in which such shares were acquired or within one year after the purchase date on which those shares were actually acquired, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess. Any additional gain or loss recognized by the participant on the disposition of the stock will be treated as short-term or long-term capital gain or loss, depending on the time the participant held the shares between the purchase date and the disposition.

If the participant sells or disposes of the purchased shares more than two years after his or her entry date into the offering period in which the shares were acquired and more than one year after the purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of

(i) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) the amount by which the fair market value of the shares on the participant’s entry date into that offering period exceeded the purchase price paid for the shares; and any additional gain upon the disposition will be taxed as a long-term capital gain. The Company will not be entitled to an income tax deduction with respect to such disposition.

The foregoing is only a general summary of the current federal income taxation consequences to the participant and the Company with respect to the shares purchased under the 2006 Plan. This summary is not intended to be exhaustive and, among other considerations, it does not discuss tax consequences of a participant’s death or the income tax laws of any city, state or foreign country in which the participant may reside.

Specific Benefits under the 2006 Plan

Each of the Company’s eligible employees, including the Named Executive Officers, has the right to elect to purchase shares during any offering period commenced under the 2006 Plan. Non-employee directors are not eligible to participate in the 2006 Plan. The benefits that will be received by or allocated to eligible employees under the 2006 Plan cannot be determined at this time because the amount of contributions, if any, to be set aside to purchase shares of Common Stock under the 2006 Plan (subject to the limitations discussed above) is entirely within the discretion of each individual participant.

Stockholder Approval

The 2006 Plan will be approved if the votes cast at the Annual Meeting in favor of the matter exceed the votes cast opposing the matter.

The Board of Directors recommends that you vote FOR the approval of the Pegasystems Inc. 2006 Employee Stock Purchase Plan, and proxies solicited by the Board will be voted in favor thereof unless a stockholder has indicated otherwise on the proxy.

RATIFICATION OF THE SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

(Item 3 of Notice)

Our Audit Committee has selected Deloitte & Touche LLP, independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2006. Deloitte & Touche LLP audited our financial statements for the fiscal year ended December 31, 2005. Although stockholder approval of the selection of Deloitte & Touche LLP is not required by law, our Board of Directors believes that it is advisable to give stockholders the opportunity to ratify this selection. We expect that representatives of Deloitte & Touche LLP will be present at the Annual Meeting, with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from stockholders.

The Board of Directors recommends that you vote FOR the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm, and proxies solicited by the Board will be voted in favor thereof unless a stockholder has indicated otherwise on the proxy.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

The following table shows the fees for audit and other services provided by Deloitte & Touche LLP for 2005 and 2004. The audit fees for 2004 have been reclassified from the fees listed in the proxy statement for the 2005 annual meeting of stockholders to conform to the method of presentation described in footnote (1) below.

	2005 (in thousands)	2004 (in thousands)
Audit fees (1)	$1,220	$1,228
Audit-related fees (2)	31	28
Tax fees (3)	201	169
All other fees (4)	1	23

Total	$1,538	$1,416

(1)	Represents fees billed for professional services provided in connection with the audit of our financial statements, statutory audits and the reviews of quarterly reports on Form 10-Q for the applicable year. Includes fees of $545,000 and $619,000 for work done in connection with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 for 2005 and 2004, respectively.
(2)	Represents fees billed in the applicable year for the audit of our 401(k) plan.
(3)	Represents fees billed in the applicable year for tax compliance, tax advice and tax planning services.
(4)	Represents fees billed in the applicable year for the purchase of tax software.

All audit and non-audit services provided by Deloitte & Touche LLP in 2005 and 2004 were pre-approved by the Audit Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our Directors and executive officers, and the holders of more than 10% of our common stock, to file reports with the SEC disclosing their ownership of our stock and changes in such ownership. Officers, Directors and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on review of our records and written representations by persons required to file these reports, during 2005, all filing requirements under Section 16(a) were complied within a timely fashion, except that Alexander d’Arbeloff, one of our directors, filed a Form 4 on March 1, 2006 that was due April 16, 2005, disclosing a sale of our common stock.

OTHER MATTERS

We do not know of any other matters that will be brought before the Annual Meeting. If, however, other business is properly presented for consideration at the Annual Meeting, the persons named in the accompanying proxy card intend to vote in accordance with their judgment on such matters.

In order that your shares may be represented if you do not plan to attend the Annual Meeting, please fill out, sign, date and return your proxy promptly.

A prompt response will greatly facilitate arrangements for the Annual Meeting, and your cooperation will be appreciated.

By Order of the Board of Directors

Shawn S. Hoyt

General Counsel and Secretary

April 30, 2006

APPENDIX A

PEGASYSTEMS INC.

2006 EMPLOYEE STOCK PURCHASE PLAN

l.	PURPOSE. The purpose of this 2006 Employee Stock Purchase Plan (the “Plan”) is to provide employees of Pegasystems Inc., a Massachusetts corporation (the “Company”), and its subsidiaries, who wish to become stockholders of the Company an opportunity to purchase shares of the Common Stock, $.01 par value per share, of the Company (the “Shares”). The Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

2.	ELIGIBLE EMPLOYEES. Subject to provisions of Sections 7, 8 and 9 below, any individual who is in the full-time employment (as defined below) of the Company, or any of its subsidiaries (as defined in Section 424(f) of the Code) the employees of which are designated by the Board of Directors of the Company (the “Board”) as eligible to participate in the Plan, is eligible to participate in any Offering of Shares (as defined in Section 3 below) made by the Company hereunder. Full-time employment shall include all employees whose customary employment is:

(a)	in excess of 20 hours per week; and

(b)	more than five months in the relevant calendar year.

3.	OFFERING DATES. From time to time the Company, by action of the Board, will grant rights to purchase Shares to employees eligible to participate in the Plan pursuant to one or more offerings (each of which is an “Offering”) on a date or series of dates (each of which is an “Offering Date”) designated for this purpose by the Board.

4.	PRICES. The price per share for each grant of rights hereunder shall be equal to the lesser of (a) eighty-five percent (85%) of the fair market value of a share of Common Stock on the Offering Date on which such purchase right is granted or (b) eighty-five percent (85%) of the fair market value of a share of Common Stock on the date such purchase right is exercised, or such higher price as may be set by the Board of Directors from time to time.

At its discretion, the Board of Directors may determine a higher price for a grant of rights with respect to any Offering.

For purposes of this Plan, the term “fair market value” on any date means (i) the average (on that date) of the high and low prices of the Company’s Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the NASDAQ Global Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the average of the closing bid and asked prices last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Sock is not reported on the NASDAQ Global Market or on a national securities exchange. If the Company’s Common Stock is not publicly traded at the time a right is granted under this Plan, “fair market value” shall mean the fair market value of the Common Stock as determined by the Board after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm’s length.

5.	EXERCISE OF RIGHTS AND METHOD OF PAYMENT.

(a)	Rights granted under the Plan will be exercisable periodically on specified dates as determined by the Board.

(b)	The method of payment for Shares purchased upon exercise of rights granted hereunder shall be through regular payroll deductions or by lump sum cash payment, or both, as determined by the Board. No interest shall be paid upon payroll deductions unless specifically provided for by the Board.

(c)	Any payments received by the Company from a participating employee and not utilized for the purchase of Shares upon exercise of a right granted hereunder shall be promptly returned to such employee by the Company after termination of the right to which the payment relates.

6.	TERM OF RIGHTS. Rights granted on any Offering Date shall be exercisable upon the expiration of such period (“Offering Period”) as shall be determined by the Board when it authorizes the Offering, provided that such Offering Period shall in no event be longer than twenty-seven (27) months.

7.	SHARES SUBJECT TO THE PLAN. No more than 500,000 Shares may be sold pursuant to rights granted under the Plan; provided, however, that appropriate adjustment shall be made in such number, in the number of Shares covered by outstanding rights granted hereunder, in the exercise price of the rights and in the maximum number of Shares which an employee may purchase (pursuant to Section 9 below) to give effect to any mergers, consolidations, reorganizations, recapitalizations, stock splits, stock dividends or other relevant changes in the capitalization of the Company occurring after the effective date of the Plan, provided that no fractional Shares shall be subject to a right and each right shall be adjusted downward to the nearest full Share. Any agreement of merger or consolidation will include provisions for protection of the then existing rights of participating employees under the Plan. Either authorized and unissued Shares or issued Shares heretofore or hereafter reacquired by the Company may be made subject to rights under the Plan. If for any reason any right under the Plan terminates in whole or in part, Shares subject to such terminated right may again be subjected to a right under the Plan.

8.	LIMITATIONS ON GRANTS.

(a)	No employee shall be granted a right hereunder if such employee, immediately after the right is granted, would own stock or rights to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, or of any subsidiary, computed in accordance with Sections 423(b)(3) and 424(d) of the Code.

(b)	No employee shall be granted a right which permits his right to purchase shares under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) (or such other maximum as may be prescribed from time to time by the Code) of the fair market value of such Shares (determined at the time such right is granted) for each calendar year in which such right is outstanding at any time in accordance with the provisions of Section 423(b)(8) of the Code.

(c)	No right granted to any participating employee under a single Offering shall cover more shares than may be purchased at an exercise price equal to 10% of the base salary payable to the employee during the Offering not taking into consideration any changes in the employee’s rate of compensation after the date the employee elects to participate in the Offering, or such other percentage as determined by the Board from time to time. This provision shall be construed to meet the requirements set forth in Section 423(b)(5) of the Code.

9.	LIMIT ON PARTICIPATION. Participation in an Offering shall be limited to eligible employees who elect to participate in such Offering in the manner, and within the time limitation, established by the Board when it authorizes the offering.

10.	CANCELLATION OF ELECTION TO PARTICIPATE. An employee who has elected to participate in an Offering may, unless the employee has waived this cancellation right at the time of such election in a manner established by the Board, cancel such election as to all (but not part) of the rights granted under such Offering by giving written notice of such cancellation to the Company before the expiration of the Offering Period. Any amounts paid by the employee for the Shares or withheld for the purchase of Shares from the employee’s compensation through payroll deductions shall be paid to the employee, without interest, upon such cancellation.

11.	TERMINATION OF EMPLOYMENT. Upon termination of employment for any reason, including the death of the employee, before the date on which any rights granted under the Plan are exercisable, all such rights shall immediately terminate and amounts paid by the employee for the Shares or withheld for the purchase of Shares from the employee’s compensation through payroll deductions shall be paid to the employee or to the employee’s estate, without interest.

12.	EMPLOYEE’S RIGHTS AS STOCKHOLDER. No participating employee shall have any rights as a stockholder in the Shares covered by a right granted hereunder until such right has been exercised, full payment has been made for the corresponding Shares and a certificate for the Shares is actually issued.

13.	RIGHTS NOT TRANSFERABLE. Rights under the Plan are not assignable or transferable by a participating employee and are exercisable only by the employee.

14.	LIMITS ON SALE OF STOCK PURCHASED UNDER THE PLAN. The Plan is intended to provide shares of Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any employee in the conduct of his or her own affairs. An employee may, therefore, sell stock purchased under the Plan at any time the employee chooses, subject to the terms and conditions of the Company’s Insider Trading Policy and open and closed trading windows, and compliance with any applicable federal or state securities laws; provided, however, that because of certain federal tax requirements, each employee agrees by entering the Plan, promptly to give the Company notice of any such stock disposed of within two years after the date of grant or within one year of the date of exercise of the applicable right, such notice to set forth the number of such shares disposed of. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE STOCK.

15.	AMENDMENTS TO OR DISCONTINUANCE OF THE PLAN. The Board may at any time terminate or amend the Plan without notice and without further action on the part of stockholders of the Company, provided:

(a)	that no such termination or amendment shall adversely affect the then existing rights of any participating employee; and

(b)	that any such amendment which:

(i)	increases the number of Shares subject to the Plan (subject to the provisions of Section 7);

(ii)	changes the class of persons eligible to participate under the Plan; or

(iii)	materially increases the benefits accruing to participants under the Plan shall be subject to approval of the stockholders of the Company.

16.	EFFECTIVE DATE AND APPROVALS. The Plan was adopted by the Board on March 30, 2006 to become effective as of said date. The Company’s obligation to offer, sell and deliver its Shares under the Plan is subject to the approval of its stockholders not later than June 30, 2006 and of any governmental authority required in connection with the authorized issuance or sale of such Shares and is further subject to the Company receiving the opinion of its counsel that all applicable securities laws have been complied with.

17.	TERM OF PLAN. No rights shall be granted under the Plan after June 30, 2011.

18.	ADMINISTRATION OF THE PLAN. The Board or any committee or persons to whom it delegates its authority (the “Administrator”) shall administer, interpret and apply all provisions of the Plan. The Administrator may waive such provisions of the Plan as it deems necessary to meet special circumstances not anticipated or covered expressly by the Plan. Nothing contained in this Section shall be deemed to authorize the Administrator to alter or administer the provisions of the Plan in a manner inconsistent with the provisions of Section 423 of the Code. No member of the Administrator shall be liable for any action or determination made in good faith with respect to the Plan or any right granted under it.

Date approved by the Board

of Directors of the Company:  March 30, 2006

Date approved by the

stockholders of the Company:                          , 2006

Proxy - Pegasystems Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

2006 Annual Meeting of Stockholders

The undersigned stockholder of Pegasystems Inc., a Massachusetts corporation (“Pegasystems”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 30, 2006 and hereby appoints Alan Trefler and Chris Sullivan, or any one or more of them, proxies and attorneys-in-fact with full power of substitution to each other for and in the name of the undersigned, with all powers the undersigned would possess if personally present to vote the common stock of the undersigned in Pegasystems at the Annual Meeting of its Stockholders to be held May 30, 2006 at One Main Street, Cambridge, Massachusetts at 10:00 a.m., local time, or any adjournment or postponement thereof. Any of such attorneys or substitutes shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL NOS. 1, 2 AND 3 AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU INSTRUCT THE PROXIES TO VOTE FOR THE NOMINEES LISTED ON THE REVERSE SIDE AND FOR PROPOSAL NOS. 1, 2 AND 3.

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

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☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A Election of Directors

The Board of Directors recommends a vote FOR the listed nominees:

1.	To re-elect the following six Directors for a one-year term:

	For	Withhold		For	Withhold

01 - Alexander V. d’Arbeloff	☐	☐	04 - James P. O’Halloran	☐	☐

02 - Richard H. Jones	☐	☐	05 - Alan Trefler	☐	☐

03 - Steven F. Kaplan	☐	☐	06 - William W. Wyman	☐	☐

B    Issues

The Board of Directors recommends a vote FOR the following proposals.

		For	Against	Abstain

2.	To approve the Pegasystems Inc. 2006 Employee Stock Purchase Plan.	☐	☐	☐

3.	To ratify the selection by the Audit Committee of our Board of Directors of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2006.	☐	☐	☐

4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

C    Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please sign exactly as name appears hereon. When shares are held in more than one name, including joint tenants, each party should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)
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